Exhibit 23.3

Jingrui Wang Pu Holdings Group Ltd.,

Room 402, Guangfu United International Center,

Ningwei Street, Xiaoshan District,

Hangzhou, Zhejiang Province, 311215

People’s Republic of China

Re: Consent Letter

November 10, 2026

Dear Sir/Madam:

We hereby consent to the reference of our name under the headings on “6,250,000 Class A Ordinary Shares Jingrui Wang Pu Holdings Group Ltd.”, “PROSPECTUS SUMMARY”, “RISK FACTORS”, “REGULATIONS”, “MATERIAL INCOME TAX CONSIDERATION” and “LEGAL MATTERS” as well as the related content in the cover page in the Registration Statement on Form F-1 initially filed with the Securities and Exchange Commission (the “SEC”) on September 4, 2026, as amended (the “FORM F-1”). We also consent to the filing of this consent letter with the SEC as an exhibit to the FORM F-1.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Very truly yours,

/s/ Beijing DOCVIT Law Firm

Beijing DOCVIT Law Firm